UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 6, 2020

CLEANSPARK, INC.

(Exact name of Registrant as specified in its charter)

Nevada	000-53498	87-0449945
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1185 S. 1800 West, Suite 3

Woods Cross, Utah 84087

(Address of Principal Executive Offices)

(702) 941-8047

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CLSK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On April 6, 2020, CleanSpark, Inc., a Nevada corporation (the “Company”), entered into a joint venture agreement (the “Agreement”) with international partners to procure, distribute and supply significant quantities of N-95 masks, KN-95 masks, gowns, gloves and other Personal Protective Equipment (PPE) to be supplied to hospitals and frontline medical personnel who are in dire need while fighting the COVID-19 outbreak in the United States (the “Joint Venture”).

The Agreement is effective until December 31, 2020 (the “Term”) unless otherwise extended by unanimous consent of the members of the joint venture, including the Company.

The Manager of the Joint Venture, which is not the Company or any of its affiliates, will have the duty to manage the day-to-day business of the Joint Venture, monitor the financial, business and operational affairs of the Joint Venture and take all responsibilities to hire production and administrative staff and related matters. The Company is contributing the necessary capital in the amount of $660,000 to assist with the importation of these products into the United States, with the potential for additional monies to be lent by the Company to the Joint Venture if necessary.

Each member of the Joint Venture will be held harmless from any and all harm or damages of any nature related to their participation in the Joint Venture except where such harm or damages result from gross negligence or willful misconduct on the part of that member.

In connection with its contribution of capital, the Company will receive $0.20 per mask sold through use of its funds, with the ability to re-invest the contributed capital for follow-on purchases at least four (4) times over with the option to continue to reinvest upon mutual agreement. Such proceeds will either be distributed to the Company as soon as commercially reasonable after receipt from such customer or at the Company’s option reinvested for additional purchases.

Item 7.01	Regulation FD Disclosure.

On April 6, 2020, the Company issued a press release announcing the Joint Venture, the Agreement and the transactions contemplated thereby. A copy of this press release is attached hereto as Exhibit 99.1 and is being furnished with this Current Report on Form 8-K (“Current Report”).

The information set forth under Item 7.01 of this Current Report, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of such section. The information in Item 7.01 of this Current Report, including Exhibit 99.1, shall not be incorporated by reference into any filing under the Securities Act or the Exchange Act, regardless of any incorporation by reference language in any such filing, except as expressly set forth by specific reference in such a filing. This Current Report will not be deemed an admission as to the materiality of any information in this Current Report that is required to be disclosed solely by Regulation FD.

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Forward Looking Statements

This Current Report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact contained in this Current Report, including statements regarding the Agreement, business strategy, and plans are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause the Company’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. In addition, projections, assumptions and estimates of the Company’s future performance and the future performance of the markets in which the Company operates are necessarily subject to a high degree of uncertainty and risk. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “would,” “could,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this Current Report are only predictions. The Company has based these forward-looking statements largely on its current expectations and projections about future events and financial trends that the Company believes may affect its financial condition, operating results, business strategy, short-term and long-term business operations and objectives. These forward- looking statements speak only as of the date of this Current Report and are subject to a number of risks, uncertainties and assumptions. The events and circumstances reflected in such forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Moreover, the Company operates in a very competitive and rapidly changing environment. New risks and uncertainties may emerge from time to time, and it is not possible for the Company to predict all risks and uncertainties. Except as required by applicable law, the Company does not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated as of April 9, 2020

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEANSPARK, INC.

Dated: April 9, 2020	By:	/s/ Zachary K. Bradford
Zachary K. Bradford
Chief Executive Officer and President

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